Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER PROPERTIES REPORTS THIRD QUARTER 2016 RESULTS

Net Income of $0.15 Per Diluted Share

Normalized FFO of $0.26 Per Diluted Share

Company Raised 2016 Full-Year Normalized FFO Guidance

VIRGINIA BEACH, VA, November 1, 2016 – Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter ended September 30, 2016 and provided an update on current events.

Highlights include:

•
Net income of $7.9 million, or $0.15 per diluted share, for the quarter ended September 30, 2016 compared to net income of $4.3 million, or $0.10 per diluted share, for the quarter ended September 30, 2015.

•
Normalized Funds From Operations (“FFO”) of $13.2 million, or $0.26 per diluted share, for the quarter ended September 30, 2016 compared to Normalized FFO of $11.0 million, or $0.26 per diluted share, for the quarter ended September 30, 2015.

•	FFO of $13.1 million, or $0.25 per diluted share, for the quarter ended September 30, 2016 compared to FFO of $10.7 million, or $0.25 per diluted share, for the quarter ended September 30, 2015.

•	Same Store Net Operating Income (“NOI”) increased for the ninth consecutive quarter.

•	Core operating property portfolio occupancy at 96.2% compared to 95.6% as of September 30, 2015.

•	Delivered both Lightfoot Marketplace in Williamsburg, Virginia and Johns Hopkins Village in Baltimore.

•	Broke ground on Harding Place, a new $45 million Class A multifamily property in Midtown Charlotte, North Carolina with expected delivery in 2018.

•
Broke ground on the next phase of development in the Town Center of Virginia Beach, a $41 million mixed-use project expected to include 39,000 square feet of retail space, which is nearly 50% pre-leased, and more than 130 luxury apartments, as part of the Company's ongoing public-private partnership with the City of Virginia Beach.

•
Sold the Oyster Point office building in Newport News, Virginia and agreed to acquire an 80,000 square foot grocery-anchored retail center located in the greater Charlotte area of North Carolina. The Company expects to close on this acquisition in the fourth quarter of 2016.

•	Sold Kroger Junction, one of the non-core retail centers acquired as part of the 11-asset portfolio purchase completed in January.

•	The Company is raising its 2016 full-year Normalized FFO guidance range - now $0.99 to $1.01 per diluted share from its previous guidance range of $0.96 to $1.00 per diluted share.

Commenting on the Company’s results, Louis Haddad, President and CEO, said, "Once again we reported quarterly results at the higher end of our expected range and once again, we've raised our Normalized FFO guidance range for the year. Whether it’s through selective development or strategic acquisitions and dispositions, the management team at Armada Hoffler remains committed to making the right real estate decisions in order to grow our portfolio and create value for our shareholders over the long-term."

Financial Results

Net income for the third quarter increased to $7.9 million compared to $4.3 million for the third quarter of 2015. Normalized FFO for the third quarter increased to $13.2 million compared to $11.0 million for the third quarter of 2015. FFO for the third quarter increased to $13.1 million compared to $10.7 million for the third quarter of 2015.

The period-over-period changes in net income, Normalized FFO and FFO were positively impacted by property acquisitions, organic Same Store NOI growth and higher interest income, which were partially offset by lower construction segment gross profits and higher interest expense. The period-over-period changes in net income were also positively impacted by higher gains on real estate dispositions, which were partially offset by higher depreciation and amortization expense from acquired properties and new properties placed into service. Both net income and FFO were positively impacted by mark-to-market gains on interest rate derivatives.

Operating Performance

At the end of the third quarter, the Company’s office, retail and multifamily core operating property portfolios were 96.4%, 96.4% and 95.8% occupied, respectively.

Total construction contract backlog was $246.4 million at the end of the quarter.

Balance Sheet and Financing Activity

As of September 30, 2016, the Company had $519 million of total debt outstanding, including $102 million outstanding under its revolving credit facility. Total debt outstanding excludes unamortized GAAP fair value adjustments and deferred financing costs. Approximately 47% of the Company’s debt had fixed interest rates or were subject to interest rate swaps as of September 30, 2016. After considering LIBOR interest rate caps with strike prices at or below 150 basis points as of September 30, 2016, approximately 99% of the Company’s debt was fixed or hedged.

During the third quarter, the Company raised an aggregate of $19.9 million of gross proceeds under its At-The-Market (“ATM”) continuous equity offering program at a weighted average price of $13.93 per share.

Outlook

The Company is raising its 2016 full-year guidance and now expects 2016 Normalized FFO in the range of $0.99 to $1.01 per diluted share as compared to the Company's previously announced full-year guidance in the range of $0.96 to $1.00 per diluted share. The following table outlines the Company’s assumptions along with Normalized FFO per share estimates for the full-year 2016.

Full-year 2016 Guidance [1]	Expected Ranges
Total NOI	$67.3M	$68.0M
Construction company annual segment gross profit	$5.1M	$5.3M
General and administrative expenses	$9.2M	$9.4M
Interest income	$3.1M	$3.3M
Interest expense	$16.2M	$16.6M
Normalized FFO per diluted share [2]	$0.99	$1.01

[1] Excludes the impact of any future acquisitions other than the October retail acquisition, dispositions or other capital markets activity, except for opportunistic sales of additional shares under the ATM program, assuming favorable market conditions.
[2] Normalized FFO excludes certain items, including debt extinguishment losses, acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items.  See “Non-GAAP Financial Measures.” In addition, the calculation of Normalized FFO per diluted share assumes 50.2 million weighted average shares and units outstanding, including shares issued under the ATM program and two million shares issued on October 13, 2016 for the retail acquisition. The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available at www.ArmadaHoffler.com under the Investor Relations section.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, November 1, 2016 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The live webcast will be available through the Investor Relations page of the Company’s website, www.ArmadaHoffler.com, or through www.viavid.com.  To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international).  A replay of the conference call will be available through Thursday, December 1, 2016 by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13645593.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic and Southeastern United States. The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s construction and development business, including backlog and timing of deliveries, financing activities, as well as acquisitions, dispositions and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

FFO is a supplemental non-GAAP financial measure.  The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance.  Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.  In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Management also believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, debt extinguishment losses and prepayment penalties, property acquisition, development and other pursuit costs, mark-to-market adjustments for interest rate derivatives and other non-comparable items.

For reference, as an aid in understanding the Company’s computation of FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to FFO and Normalized FFO has been included in the final page of this release.

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Real estate investments:
Income producing property	$844,127	$579,000
Held for development	1,933	1,180
Construction in progress	13,895	53,411
Accumulated depreciation	(133,288)	(125,380)
Net real estate investments	726,667	508,211

Real estate investments held for sale	—	40,232

Cash and cash equivalents	23,890	26,989
Restricted cash	3,471	2,824
Accounts receivable, net	15,100	21,982
Notes receivable	49,935	7,825
Construction receivables, including retentions	39,981	36,535
Construction contract costs and estimated earnings in excess of billings	419	88
Equity method investments	10,360	1,411
Other assets	62,022	43,450
Total Assets	$931,845	$689,547

LIABILITIES AND EQUITY
Indebtedness, net	$513,993	$377,593
Accounts payable and accrued liabilities	10,604	6,472
Construction payables, including retentions	51,203	52,067
Billings in excess of construction contract costs and estimated earnings	6,560	2,224
Other liabilities	39,517	25,471
Total Liabilities	621,877	463,827
Total Equity	309,968	225,720
Total Liabilities and Equity	$931,845	$689,547

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues
Rental revenues	$25,305	$21,303	$72,839	$59,401
General contracting and real estate services	38,552	53,822	108,555	129,959
Total revenues	63,857	75,125	181,394	189,360

Expenses
Rental expenses	5,834	4,865	16,234	14,256
Real estate taxes	2,356	2,056	7,087	5,672
General contracting and real estate services	37,274	51,716	104,336	125,141
Depreciation and amortization	8,885	6,317	25,636	16,991
General and administrative	2,156	1,873	6,864	6,297
Acquisition, development and other pursuit costs	345	288	1,486	1,050
Impairment charges	149	—	184	23
Total expenses	56,999	67,115	161,827	169,430

Operating income	6,858	8,010	19,567	19,930

Interest income	1,024	—	1,928	—
Interest expense	(4,124)	(3,518)	(11,893)	(9,922)
Loss on extinguishment of debt	(82)	(3)	(82)	(410)
Gain on real estate dispositions	3,753	—	30,440	13,407
Change in fair value of interest rate derivatives	498	(51)	(2,264)	(238)
Other income	35	17	154	56
Income before taxes	7,962	4,455	37,850	22,823
Income tax provision	(16)	(118)	(240)	(83)
Net income	7,946	4,337	37,610	22,740

Per diluted share	$0.15	$0.10	$0.77	$0.56

Weighted average shares outstanding	51,512	41,877	48,869	40,691

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO FFO & NORMALIZED FFO
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$7,946	$4,337	$37,610	$22,740

Depreciation and amortization	8,885	6,317	25,636	16,991
Gain on dispositions of operating real estate(1)	(3,753)	—	(30,010)	(13,407)

Funds From Operations (FFO)	$13,078	$10,654	$33,236	$26,324

Acquisition costs	345	288	1,486	1,050
Impairment charges	149	—	184	23
Loss on extinguishment of debt	82	3	82	410
Change in fair value of interest rate derivatives	(498)	51	2,264	238

Normalized FFO	$13,156	$10,996	$37,252	$28,045

FFO per diluted share	$0.25	$0.25	$0.68	$0.65

Normalized FFO per diluted share	$0.26	$0.26	$0.76	$0.69

Weighted average shares outstanding	51,512	41,877	48,869	40,691

(1) Excludes gains on non-operating undepreciated real estate of $430 for the nine months ended September 30, 2016.

Contact:

Michael P. O’Hara
Armada Hoffler Properties, Inc.
Chief Financial Officer and Treasurer
Email: MOHara@ArmadaHoffler.com
Phone: (757) 366-6684